UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/26/2006

THE SANDS REGENT
(Exact name of registrant as specified in its charter)

Commission File Number:  0-14050

NV	880201135
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

345 N. Arlington Avenue, Reno, NV 89509
(Address of principal executive offices, including zip code)

775 348 2224
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 2.02.    Results of Operations and Financial Condition

On October 26, 2006, The Sands Regent (the "Company") issued a press release announcing its results of operations and financial condition for the year ended June 30, 2006. The full text of the press release is set forth in Exhibit 99.1 attached hereto.

This information and the information contained in the press release shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in Item 2.02 of this Current Report is not incorporated by reference into any filing of the Company made under the Securites Act of 1933, as amended, whether made before or after the date of this Current Report, regardless of any general incorporation language in the filing unless specifically stated so therein.

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On October 26, 2006, the Company filed its annual report on Form 10-K for the year ended June 30, 2006 with the Securities and Exchange Commission ("SEC"). The Company has contacted the NASDAQ Listing Qualifications Hearing Coordinator regarding the filing of this delinquent report with the SEC. The Company has been advised by the NASDAQ Listing Qualifications Panel that the filing of the 10-K for the year ended June 30, 2006, which brings the Company's SEC filings current, has returned the Company to compliance with the NASDAQ Capital Market's continued listing requirements and alleviated the need for a hearing.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SANDS REGENT

Date: October 27, 2006	By:	/s/ Cornelius T. Klerk
Cornelius T. Klerk
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Earnings Press Release for June 30, 2006